UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2010

SEALED AIR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-12139	65-0654331
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Note Repurchase

On December 1, 2010, Sealed Air Corporation (“we”, “our” or “us”) completed an early redemption of $150 million of the outstanding $300 million principal amount of our 12% Senior Notes due February 14, 2014 (the “Notes”). We purchased these notes pursuant to the Note Repurchase Agreement, dated November 30, 2010, among us and Davis Selected Advisers, L.P. (the “Note Repurchase Agreement”). We redeemed these notes at 127% of the principal amount, plus unpaid and accrued interest. The aggregate redemption price was approximately $196 million, including approximately $5 million of accrued interest, and was funded with available cash.

We originally issued the Notes in February 2009 in a private offering by and among us, subsidiaries of Berkshire Hathaway, Inc. ($150 million principal amount) and Davis Selected Advisers, L.P. ($150 million principal amount).

As indicated in a Schedule 13G/A dated February 12, 2010 filed with the Securities and Exchange Commission, or SEC, Davis Selected Advisers, L.P. indicated that it had beneficial ownership of 58,959,652 shares of our common stock, or approximately 37% of the then outstanding shares of our common stock.

A copy of each of the Note Repurchase Agreement and our press release announcing the redemption of the Notes is attached hereto as Exhibits 10.1 and 99.1, respectively, and is incorporated into this Item by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

In reviewing the agreement included as an exhibit to this Current Report on Form 8-K, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about us or the other party to the agreement. The agreement contains representations and warranties by a party to the agreement. These representations and warranties have been made solely for the benefit of the other party to the agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit
Number	Description
10.1	Note Repurchase Agreement, dated as of November 30, 2010, by and among Sealed Air Corporation and Davis Selected Advisers, L.P. regarding our 12% Senior Notes due 2014.
99.1	Press Release of Sealed Air Corporation, dated December 1, 2010, announcing early redemption of $150 million of our 12% Senior Notes due 2014.

Cautionary Notice Regarding Forward-Looking Statements

Some of the statements made by us in, or incorporated by reference in, this Current Report on Form 8-K are forward-looking, such as those in our press release where we discuss expected annualized after-tax savings as a result of reduced interest expense. These statements include comments as to future events and trends affecting our business, which are based upon our management’s current expectations and are necessarily subject to risks and uncertainties, many of which are outside of our control. Forward-looking statements can be identified by such words as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “should,” “will” and similar expressions. The following are important factors that we believe could cause our actual results to differ materially from those in our forward-looking statements: general economic conditions, particularly as they affect packaging utilization; changes in raw material and energy costs and sales terms; currency translation and devaluation effects, including in Venezuela; the success of our growth, profitability and manufacturing strategies and our cost reduction and productivity programs; the effects of animal and food-related health issues; tax rates; and regulatory and legal matters. You can find a more extensive list and description of these and other such factors under the headings “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as may be revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Tod S. Christie

Name:	Tod S. Christie
Title:	Treasurer

Dated: December 2, 2010

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Note Repurchase Agreement, dated as of November 30, 2010, by and among Sealed Air Corporation and Davis Selected Advisers, L.P. regarding our 12% Senior Notes due 2014.
99.1	Press Release of Sealed Air Corporation, dated December 1, 2010, announcing early redemption of $150 million of our 12% Senior Notes due 2014.

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